UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 16, 2020

CHARAH SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38523	82-4228671
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12601 Plantside Drive Louisville, Kentucky		40299
(Address of Principal Executive Offices)		(Zip Code)

(Registrant’s telephone number, including area code): (502) 245-1353

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CHRA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On March 16, 2020, Charah Solutions, Inc. (the “Company,” “we,” “us” and “our”), closed (the “Closing”) its sale of 26,000 shares of its preferred stock, par value $0.01 per share, designated as “Series A Preferred Stock” (the “Preferred Stock”), for approximately $25.2 million in gross proceeds, pursuant to a Preferred Stock Purchase Agreement (the “Preferred Stock Purchase Agreement”) with Charah Preferred Stock Aggregator, LP (the “Investor”), an affiliate of Bernhard Capital Partners Management, LP (“BCP”). In addition, the previously announced Amendment No. 3 to the Company’s credit agreement with Bank of America, N.A., as administrative agent, the lenders party thereto and certain subsidiary guarantors named therein became effective at the Closing.

Item 1.01	Entry into Material Definitive Agreement.

Registration Rights Agreement Amendment

As a condition to the Closing, on March 16, 2020, the Company amended its existing registration rights agreement (the “Registration Rights Agreement Amendment”) with BCP Energy Services Fund, LP, BCP Energy Services Fund-A, LP, Charah Holdings LP, and CEP Holdings, Inc. (the “Holders”) in order to grant to the Investor the registration rights applicable to the other BCP-affiliated parties thereto with respect to the Company’s common stock into which the Preferred Stock is convertible.

The foregoing description of the Registration Rights Agreement Amendment is qualified in its entirety by reference to the full text of such agreement, which is attached as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders.

The information contained in Item 5.03 below relating to the rights of the holders of the Preferred Stock is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 16, 2020, the Company filed a Certificate of Designations (the “Certificate”) with the Secretary of State of the State of Delaware, which amended the Company’s amended and restated Certificate of Incorporation, to create the Preferred Stock issued by the Company in connection with the Closing and is attached to this Current Report on Form 8-K as Exhibit 3.1.

The Preferred Stock ranks senior to the Company’s common stock with respect to dividend rights and with respect to rights on liquidation, winding up and dissolution. Each share of Preferred Stock is issued with an initial Liquidation Preference (as defined in the Certificate) of $1,000, for a total initial face value of $26,000,000 as of the date of issuance. The Preferred Stock is entitled to a dividend at a rate of 10% per annum of the Liquidation Preference payable in cash on a quarterly basis, or at the election of the Company, a dividend at the rate of 13% per annum of the Liquidation Preference payable by accruing such dividend and adding it to the Liquidation Preference. Any increase in the Liquidation Preference will, among other things, increase the number of shares of common stock issuable upon conversion of each share of Preferred Stock. The Preferred Stock will also participate in dividends on our common stock on an as-converted basis.

The Preferred Stock is convertible at the option of the holders at any time after the three month anniversary of the issuance of Preferred Stock into the amount of shares of common stock per share of Preferred Stock (such rate, the “Conversion Rate”) equal to the quotient of (i) the Liquidation Preference in effect on the conversion date divided by (ii) a conversion price of $2.77 per share of common stock (the “Conversion Price”), which represents a 30% premium to the 20-day volume-weighted average price of the common stock ending March 4, 2020, subject to customary anti-dilution adjustments and customary provisions related to partial dividend periods.

At any time following the three year anniversary of issuance of the Preferred Stock, the Company may give 30 days’ notice to the holders of the Preferred Stock that it intends to cause the conversion of the Preferred Stock at the Conversion Rate, provided the closing sale price of the common stock equals or exceeds 120% of the Conversion Price for the 20 trading days ending on the date immediately prior to the date of delivery of the Company’s notice to convert and subject to certain other requirements. Upon delivery of such notice, each holder of the Preferred Stock proposed to be converted will have the option, at its discretion, to have its Preferred Stock converted at the then-applicable Conversion Rate or redeemed in cash at the then-applicable Redemption Price (as defined below).

If the Company undergoes certain change of control transactions, the Company will be required to immediately make an offer to repurchase all of the then-outstanding shares of Preferred Stock for cash consideration per share equal to the greater of (i) 100% of the Liquidation Preference, plus accrued and unpaid dividends, plus, if applicable for a transaction occurring prior to the third anniversary of the Closing, a make-whole premium determined pursuant to a calculation of the present value of the dividends that would have accrued through such anniversary, discounted at a rate equal to the applicable treasury rate plus 0.50% (the “Make-Whole Premium”); provided that if the transaction occurs prior to the first anniversary of the Closing, the Make-Whole Premium shall be no greater than $4.0 million and (ii) the closing sale price of the common stock on the date of such redemption multiplied by the number of shares of common stock issuable upon conversion of the outstanding Preferred Stock.

At any time following the three-year anniversary of the Closing, the Company may redeem the Preferred Stock, in whole or in part, for an amount in cash equal to the greater of (i) the closing sale price of the common stock on the date the Company delivers such notice multiplied by the number of shares of common stock issuable upon conversion of the outstanding Preferred Stock and (ii) (x) if the redemption occurs prior to the fourth anniversary of the date of the Closing, 103% of the Liquidation Preference, plus accrued and unpaid dividends, or (y) if the redemption occurs on or after the fourth anniversary of the date of the Closing, the Liquidation Preference plus accrued and unpaid dividends (the foregoing clauses (i) or (ii), as applicable, the “Redemption Price”).

At any time following the seven-year anniversary of the Closing, the holders of the Preferred Stock will have the option to require the Company to redeem any or all of the then-outstanding shares of Preferred Stock for cash consideration equal to the Liquidation Preference, plus accrued and unpaid dividends.

In addition, from and after April 5, 2020, which is 20 calendar days following the date of mailing the information statement relating to shareholder approval of the voting and conversion features of the Preferred Stock (the “Requisite Approval Notice Date”), the holders of Preferred Stock will be entitled to either (i) appoint one director to our board of directors or (ii) one non-voting observer to our board of directors. Any director or board observer appointed by the holders of the Preferred Stock will have representation on each committee of the board of the Company, subject to applicable legal and stock exchange requirements.

Until conversion, the holders of the Preferred Stock will vote together with the Company’s common stock on an as-converted basis and also have rights to vote as a separate class on certain customary matters impacting the Preferred Stock. However, the Preferred Stock is not convertible into the Company’s common stock and is not entitled to the board election rights described above, and the voting power of such Preferred Stock will be limited to 0.99% of the voting power of the common stock outstanding prior to the transaction, in each case, until the Requisite Approval Notice Date.

The foregoing description of the Certificate is qualified in its entirety by reference to the full text of the Certificate, which is attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

This Current Report on Form 8-K contains certain “forward-looking statements.” All statements, other than statements of historical facts, included in this Current Report on Form 8-K that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future, are forward-looking statements. These statements are based on certain assumptions made by the Company based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause the Company’s actual results to differ materially from those implied or expressed by the forward-looking statements. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(a) Exhibits.

Exhibits.

Exhibit Number	Description

3.1	Certificate of Designations of Series A Preferred Stock, dated March 16, 2020

4.1	Amendment No. 1 to Registration Rights Agreement dated March 16, 2020 by and between Charah Solutions, Inc. and BCP Energy Services Fund, LP, BCP Energy Services Fund-A, LP, Charah Holdings LP, and Charah Preferred Stock Aggregator, LP

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARAH SOLUTIONS, INC.

By:	/s/ Scott A. Sewell
Name:	Scott A. Sewell
Title:	Chief Executive Officer and Vice President

March 18, 2020

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